Press Release

February 8, 2016                             FOR IMMEDIATE RELEASE

CTS Announces Fourth Quarter and Full Year 2015 Results
Significant growth in 2015 new business awards
Strong gross margin performance on lower sales
Elkhart, IN - CTS Corporation (NYSE: CTS) today announced fourth quarter and full year 2015 results.
Fourth Quarter 2015 Results

•
Sales were $93.3 million, up 2.9% from the third quarter 2015. Fourth quarter sales to automotive customers increased 2.6%, and sales of electronic components were up 3.7% from the third quarter of 2015. Sales were down 7.1% compared to the fourth quarter of 2014.

•
GAAP loss was $13.7 million or $0.42 per share compared to earnings of $7.0 million or $0.21 per diluted share in the fourth quarter of 2014. Included in the fourth quarter 2015 GAAP loss were discrete tax charges of $0.34 and restructuring related charges of $0.28.

•	Adjusted EPS was $0.20 versus $0.24 in the fourth quarter of 2014. In the fourth quarter of 2015, balance sheet currency translation impacted earnings per share unfavorably by $0.04.
CTS received $105 million in new business awards in the fourth quarter, up 10% from $95 million in the third quarter of 2015.
Full Year 2015 Results

•
Sales were $382.3 million, down 5.4% compared to 2014. Currency impacted total year 2015 sales unfavorably by $7.8 million. 2015 sales to automotive customers declined 5.5%. Sales of electronic components declined 5.1%.

•	GAAP earnings were $7.0 million or $0.21 per diluted share compared to $26.5 million or $0.78 per diluted share in 2014.

•	Adjusted EPS was $0.93 versus $0.97 in 2014.

•	Cash flow from operations was $39 million in 2015, up 19% from $32 million in 2014.
CTS received $560 million in new business awards for 2015, up 16% from $484 million in 2014.

“CTS had a challenging 2015, and we were disappointed with our revenue performance. However, we achieved a number of significant accomplishments during the year. We improved our gross margin. We also successfully completed the transition of manufacturing from our plant in Canada, added several new customers, and acquired new technology and IP as part of our strategic plans,” said Kieran O’Sullivan, CEO of CTS Corporation. “We had a record year for new business awards with an increase of 16% year-over-year. We are building backlog and staying on course towards our long-term strategic growth objectives.”
2016 Guidance
Management expects full year 2016 sales in the range of $390 to $400 million. This represents growth of 2-5% from 2015. Adjusted earnings per diluted share for 2016 are expected to be in the range of $0.95 to $1.05.
Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EST) today to discuss the fourth quarter and full year financial results. The dial-in number is 888-395-3227 (719-325-2362, if calling from outside the U.S.). The conference I.D. number is 5849497. There will be a replay of the conference call from 2:00 p.m. (EST) today through 2:00 p.m. (EST) on Monday, February 22, 2016. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 5849497. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of sensors, actuators and electronic components to OEMs in the aerospace, communications, defense, industrial, information technology, medical and transportation markets. CTS manufactures products in North America, Europe and Asia.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer
CTS Corporation
2375 Cabot Drive
Lisle, IL 60532
USA

Telephone: +1 (574) 523-3800

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS – UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales	$93,282	$100,378	$382,310	$404,021
Cost of goods sold	63,128	67,352	255,201	274,058
Gross Margin	30,154	33,026	127,109	129,963
Selling, general and administrative expenses	13,805	15,783	57,430	59,136
Research and development expenses	6,083	5,798	22,461	22,563
Non-recurring environmental charge	—	—	14,541	—
Restructuring and impairment charges	9,335	1,135	14,564	5,941
Operating earnings	931	10,310	18,113	42,323
Other (expense) income:
Interest expense	(673)	(563)	(2,628)	(2,326)
Interest income	719	827	3,073	2,786
Other expense	(1,656)	(1,817)	(6,297)	(3,435)
Total other expense	(1,610)	(1,553)	(5,852)	(2,975)
(Loss) earnings before income taxes	(679)	8,757	12,261	39,348
Income tax expense	12,974	1,793	5,307	12,826
Net (loss) earnings	$(13,653)	$6,964	$6,954	$26,522

(Loss) earnings per share:
Basic	$(0.42)	$0.21	$0.21	$0.79
Diluted	$(0.42)	$0.21	$0.21	$0.78

Cash dividends declared per share	$0.04	$0.04	$0.16	$0.16

Average common shares outstanding:
Basic	32,605	33,431	32,959	33,618
Diluted	32,605	33,935	33,484	34,130

CTS Corporation and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands of dollars)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$156,928	$134,508
Accounts receivable, net	54,563	56,894
Inventories, net	24,600	27,887
Other current assets	15,888	21,112
Total current assets	251,979	240,401
Property, plant and equipment, net	69,872	71,414
Other Assets
Prepaid pension asset	33,779	32,099
Goodwill	33,865	32,047
Other intangible assets, net	34,758	36,592
Deferred income taxes	58,544	43,120
Other assets	1,336	1,253
Total other assets	162,282	145,111
Total Assets	$484,133	$456,926
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$40,299	$43,343
Accrued payroll and benefits	7,147	11,283
Accrued liabilities	53,905	25,356
Total current liabilities	101,351	79,982
Long-term debt	90,700	75,000
Post retirement obligations	2,703	3,049
Other long-term obligations	7,725	9,106
Total Liabilities	202,479	167,137
Shareholders’ Equity
Common stock	300,909	299,892
Additional contributed capital	41,166	39,153
Retained earnings	381,840	380,145
Accumulated other comprehensive loss	(99,005)	(104,233)
Total shareholders’ equity before treasury stock	624,910	614,957
Treasury stock	(343,256)	(325,168)
Total shareholders’ equity	281,654	289,789
Total Liabilities and Shareholders’ Equity	$484,133	$456,926

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP diluted earnings per share	$(0.42)	$0.21	$0.21	$0.78

Tax affected charges to reported diluted earnings per share:
Restructuring and related charges	0.28	0.03	0.40	0.18
Non-recurring environmental charge	—	—	0.27	—
Increase in the recognition of foreign valuation allowance	0.07	—	0.10	—
Increase in the recognition of uncertain tax benefits	0.01	—	0.17	—
Change in treatment of certain foreign taxes	(0.01)	—	(0.48)	—
Tax impact of cash repatriation	0.27	—	0.26	—
Tax asset write-off related to restructuring	—	—	—	0.01
Adjusted diluted earnings per share	$0.20	$0.24	$0.93	$0.97

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
In thousands	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Depreciation and amortization expense	$4,267	$4,249	$16,254	$16,971
Equity-based compensation expense	$540	$821	$3,195	$2,660

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.